                                                                   EXHIBIT 10.25

* Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. The omitted portions are indicated by [****].

                                                                  EXECUTION COPY

                      TRANSITION NICC PRODUCT DISTRIBUTION
                                    AGREEMENT

                                     BETWEEN

                             INTEGRATED BRANDS, INC.

                                       AND

                          NESTLE ICE CREAM COMPANY, LLC

                            DATED AS OF JULY 5, 2003

         This TRANSITION NICC PRODUCT DISTRIBUTION AGREEMENT (this "Agreement"), dated as of July 5, 2003, is by and between Integrated Brands, Inc., a New Jersey corporation ("Integrated Brands"), and Nestle Ice Cream Company, LLC, a Delaware limited liability company ("NICC").

                  WHEREAS, Dreyer's Grand Ice Cream, Inc., a Delaware corporation ("Dreyer's"), NICC, New December, Inc., a Delaware corporation, and Integrated Brands have entered into an Amended and Restated Asset Purchase and Sale Agreement, as amended and restated on June 4, 2003 (the "Asset Sale Agreement"), pursuant to which, among other things, Integrated Brands shall purchase and Dreyer's and NICC shall sell, or cause to be sold, subject to the terms and conditions thereof, the Ice Cream Assets (as defined in the Asset Sale Agreement) and the Distribution Assets (as defined in the Asset Sale Agreement); and

                  WHEREAS, in connection with the Asset Sale Agreement, NICC desires that Integrated Brands provide to NICC, and Integrated Brands is willing to provide, or cause to be provided, to NICC, certain transition distribution services following the closing of the transactions contemplated by the Asset Sale Agreement, on the terms and conditions set forth herein; and

                  WHEREAS, as an essential part of the transactions contemplated by the Asset Sale Agreement, Integrated Brands has agreed to provide such transition distribution services to NICC to facilitate NICC's transition of the distribution of its products after Integrated Brands' acquisition of the Ice Cream Assets and the Distribution Assets; and

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Definitions. For all purposes of this Agreement, except as expressly provided or unless the context otherwise requires, the following definitions shall apply:

                  "Customer" shall mean any Person that purchases the Products (as defined in the Asset Sale Agreement) from NICC and to whom NICC from time to time hereunder directs Integrated Brands to deliver the Products.

                  "Person" shall mean any natural person or legal entity.

                  "Products" shall mean all NICC products which were delivered utilizing the Distribution Assets in the Territories as of the Closing Date.

                  "Territories" shall mean the territories set forth on Exhibit B [****], including, without limitation, the counties in such Territories set forth on Exhibit A, and "Territory" shall have a correlative meaning.

                  "Unit" shall mean [****].

         2. Scope of Agreement. NICC hereby grants to Integrated Brands a non-transferable right pursuant to the terms of this Agreement, to warehouse, store, deliver and merchandise the Products on a non-exclusive basis in accordance with this Agreement. NICC will provide certain transition services to Integrated Brands in connection therewith as described in Exhibit C.

         3.       Title to the Products and Risk of Loss.

                  (a) Title to the Products shall not transfer to Integrated Brands at any point. NICC is solely responsible for arranging for the terms of the transfer of title from itself to its Customers.

                  (b) Integrated Brands assumes all risk of loss for the Products from receipt by Integrated Brands until delivered to a Customer.

         4. Term. The term of this Agreement shall be twelve (12) months, beginning as of the date hereof (the "Term"); provided, however, that NICC may remove from this Agreement any Product or service which Integrated Brands is permitted to provide hereunder in any Territory upon seven (7) days' prior written notice to Integrated Brands. During the Term, the parties agree to use commercially reasonable efforts to effectuate an orderly transition, pursuant to the estimated transition schedule set forth on Exhibit B attached hereto (the "Transition Schedule") from Integrated Brands' distribution system to Dreyer's or NICC's distribution systems so that no Customer perceives any disruption in the delivery and merchandising services performed by Integrated Brands under this Agreement. Exhibit B shall be incorporated herein.

         5. The Products. During the Term, Integrated Brands will have the obligation to deliver the Products in accordance with this Agreement.

         6. Delivery and Service of the Products to Customers. Integrated Brands will deliver the Products to Customers as directed by NICC. Deliveries will be made on Integrated Brands' owned or leased vehicles, including the vehicles included in the Distribution Assets.

         7. Customer Billing and Collection. Integrated Brands will be responsible for all billing and collection matters for amounts owed to NICC by Customers; provided, however, that the credit risk that any Customer fails to pay any amounts so billed shall be borne by NICC. Integrated Brands will maintain the accounts and records for Customers in the same manner and with the same degree of care that it maintains its own customer records. NICC will give Integrated Brands the necessary information required for purposes of Integrated Brands billing the Customers and reconciling Customer accounts. Any changes to pricing or promotion information must be given to Integrated Brands at least thirty (30) days prior to the effective date of such change pricing and/or promotion information.

         8.       Fees and Payments.

                  (a) In consideration for the services provided by Integrated Brands to NICC under this Agreement, NICC will pay to Integrated Brands [****] per Unit (the "Service and Delivery Charges"), within thirty (30) days of receipt of an invoice.

                  (b) Each [****] during the Term, Integrated Brands will deliver to NICC a written report (where written report includes e-mail) in reasonable detail as to all deliveries of the Products to Customers during the [****] and Integrated Brands will remit to NICC, on a [****] basis within [****] days of delivery of such report all amounts collected by Integrated Brands from Customers for the sale of the Products to such Customers detailed in such report less the Service and Delivery Charges. For purposes of clarity, Integrated Brands will be liable for [****] (other than as set forth above) and any other [****] related to a Customer invoice for the Products, but will not be liable for any [****] per the terms of Section 7.

         9. Performance Criteria. Integrated Brands agrees to treat all of the Products in substantially the same manner as Integrated Brands treats its own products with respect to warehousing, storage, delivery and merchandising. Without limiting the generality of the foregoing and in addition to the duties and obligations set forth in Sections 9 and 10, Integrated Brands agrees that:

                  (a) all of the Products must be held in storage which is maintained at a constant temperature of -15 degrees F or colder at all times;

                  (b) all delivery vehicles must operate at temperatures of -5 degrees F or colder at all times; and

                  (c) the Products stored in a warehouse, on trucks, in back-up storage and in cabinets is rotated regularly on a first-in, first-out basis.

         10. Integrated Brands Duties. Integrated Brands covenants and agrees that during the Term it will use commercially reasonable efforts, as such efforts relate to the distribution of the Products, to:

                  (a) deliver the Products so that all Customers regularly receive frequent deliveries of the Products, and so that each Customer maintains a sufficient inventory of the Products, in the sizes, varieties and flavors to meet the demand of the Products at each store;

                  (b) upon NICC's reasonable request and with reasonable notice, provide delivery data with respect to the Products in the manner maintained by Integrated Brands in the ordinary course of business;

                  (c) maintain relationships with Customers for the Products in a manner consistent with that maintained by Integrated Brands for its own customers;

                  (d) promptly perform all services necessary to execute a Product recall or recovery of Product when requested by NICC and at NICC's expense;

                  (e) comply with all applicable laws, ordinances, regulations, licenses and permits of or issued by any federal, state or local governmental entity, agency or instrumentality;

                  (f) meet periodically with NICC to review Integrated Brands' performance;

                  (g) properly handle and present the Products in a manner appropriate to the type of Customer being serviced;

                  (h) advise NICC promptly of any defects in the Products or of any Customer complaints with respect to the Products which come to Integrated Brands attention;

                  (i) notify NICC immediately of Integrated Brands inability to fully perform any of its duties or obligations hereunder;

                  (j) permit NICC personnel to make periodic audits upon reasonable notice of Integrated Brands facilities and vehicles used for distribution of the Products in accordance with Section 13 of this Agreement;

                  (k) in a manner consistent with that provided by Integrated Brands for its own products, at all times act so as to preserve and enhance the high quality image, reputation and goodwill of NICC and the Products;

                  (l) upon receipt of timely advance written notice from NICC to Integrated Brands, discontinue any advertising or promotional practices on behalf of the Products; and

                  (m) submit complete and accurate notices, reports, claims, and requests for payment.

         11. Quality Control. Integrated Brands shall, in a manner consistent with that provided by Integrated Brands for its own products, take all necessary actions to ensure the quality control of the Products. These actions shall include, but not be limited to:

                  (a)      observance of the Products' code-date requirements;

                  (b) proper stock rotation in Integrated Brands warehouses, vehicles and at Customer locations;

                  (c) proper handling and protection from damage of all of the Products and their containers;

                  (d) delivery of the Products solely in their original containers;

                  (e)      maintenance of clean operations,
controlled-temperature warehouse(s) and delivery vehicles of sufficient capacity to meet the inventory, storage and quality-control requirements hereunder; and

                  (f) maintenance of temperature control program showing storage temperature at each point-of-control of the Products by Integrated Brands.

                  12. Sales to Customer. NICC shall be solely responsible for establishing the price at which NICC Products are sold to Customers. NICC is also solely responsible for suggesting resale shelf prices of the Products to Customers. Integrated Brands shall receive no information from NICC, and shall not solicit any such information from Customers of NICC, regarding suggested resale shelf prices of the Products.

         13.      Inspections.

                  (a) Without limiting any rights that may exist in any other Collateral Agreement (as defined in the Asset Sale Agreement), NICC shall have the following inspection rights. Integrated Brands agrees to permit NICC or NICC's independent inspection service during the term of this Agreement, upon twenty-four (24) hours' written notice to Integrated Brands, during Integrated Brands business hours, to inspect the trucks and warehouses (or any other Integrated Brands facility where the Products are stored with NICC's approval) at each Integrated Brands distribution center to the extent they relate to Integrated Brands' performance of its obligations hereunder and for a bona fide business purpose; provided, however, that such inspection shall not unreasonably interfere with the operation of such trucks or facilities and shall otherwise comply with Integrated Brands policies with respect to such trucks or facilities, and that Integrated Brands may reasonably restrict access such that NICC is not permitted to enter those portions of the facilities where only Integrated Brands' own products are being stored to the extent necessary to protect Integrated Brands trade secrets and other confidential information; provided, however, that Integrated Brands may not restrict NICC's access to those portions of the facilities where the Products are being stored. Integrated Brands acknowledges and agrees that the inspection rights contained in this Agreement are solely for NICC's benefit, and that neither the fact of whether or not any inspection occurred, nor the quality of any such inspection, nor any determination made by NICC as a result of any such inspection, shall be deemed to relieve Integrated Brands of any of its obligations under this Agreement.

                  (b) NICC shall have the right to audit the financial and delivery records of Integrated Brands that relate solely to Integrated Brands' performance of this Agreement. Integrated Brands must provide, only to the extent that they exist, the requested documents within seventy-two (72) hours of a written request. If any such audit reveals that NICC has overpaid amounts due to Integrated Brands hereunder, Integrated Brands shall promptly remit such overpayment to NICC. In the event that any such overpayment individually, or in the aggregate, as of the date of audit overstates the amount due by more than five percent (5%), then Integrated Brands shall bear any costs incurred by NICC in connection with such audit and shall remit to NICC the amount of such overpayment together with interest thereon from the originally due date through the date of payment at a rate equal to the Citibank prime interest rate per annum. In the event that any such underpayment individually, or in the aggregate, as of the date of audit understates the amount due by more than five percent (5%), then NICC shall bear any costs incurred by Integrated Brands in connection with such audit and, NICC shall pay to Integrated Brands the amount of such underpayment within ten (10) business days.

         14. Representations of Integrated Brands. Integrated Brands represents and covenants to NICC that: (a) it has the legal power and authority to enter into this Agreement; (b) it has not previously entered into any agreement or understanding which conflicts with any rights or obligations set forth in this Agreement; and (c) it will fully comply with all applicable laws, ordinances, regulations, licenses and permits of or issued by any federal, state or local governmental entity, agency or instrumentality.

         15. Representations of NICC. NICC represents and covenants to Integrated Brands that: (a) it has the legal power and authority to enter into this Agreement; (b) it has not previously entered into any agreement or understanding which conflicts with any rights or obligations set forth in this Agreement; and (c) it will fully comply with all applicable laws, ordinances, regulations, licenses and permits of or issued by any federal, state or local governmental entity, agency or instrumentality.

         16.      Termination.

                  (a) Either party may terminate this Agreement, without notice, if the other party: (i) files a voluntary petition under any bankruptcy or insolvency law, or files a voluntary petition under the reorganization or arrangement provisions of any law of any jurisdiction, or have proceedings under any such laws instituted against it which are not terminated within ninety (90) days of such commencement; (ii) becomes insolvent, bankrupt, or admits in writing its inability to pay all debts as they mature or makes a general assignment for the benefit of or enters into any composition or arrangement with creditors; (iii) authorizes, applies for, or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, or has proceedings seeking such appointment commenced against it which are not terminated within ninety (90) days of such commencement.

                  (b) Integrated Brands may terminate, in its sole discretion, this Agreement immediately if NICC ceases business operations with respect to all of the Products.

                  (c) Integrated Brands understands that NICC is under no obligation to extend the Term or to enter into subsequent agreements with Integrated Brands. Acceptance of one or more orders after notice of termination hereof shall not be construed as a renewal or extension hereof or as a waiver of termination.

                  (d) Termination of this Agreement for any reason provided herein shall not relieve either party from its obligation to perform up to the effective date of such termination or to perform such obligations as may be capable of performance after termination.

                  (e) Neither party will be liable for delays in performance or a failure to perform hereunder (except where such performance relates to the payment of money) due to causes beyond its reasonable control, including acts of nature, acts of any government, wars, terrorism, riots, fires, floods, accidents, strikes, communication failures, state or local power failures or blackouts, or embargoes; provided, however, in the event Integrated Brands performance of its distribution duties hereunder is impaired by any such cause, it will continue in all respects to treat NICC Products in substantially the same manner that Integrated Brands treats its own products as provided in
Section 9 hereof.

                  (f) Upon the expiration or termination of this Agreement: (i) neither party will be liable to the other because of such expiration or termination for damages on account of the loss of prospective profits, goodwill, or on account of, leases or commitments in connection with the business of Integrated Brands or of NICC, or for any other reason whatsoever arising from such expiration or termination; (ii) Integrated Brands will not be deemed to be an authorized distributor of the Products; (iii) NICC will promptly pay all amounts owing Integrated Brands including any such amounts that might have previously become due at some future date because of deferred payment or credit agreements; and (iv) all unshipped orders will be canceled without liability of either party to the other.

         17. Insurance. Integrated Brands is responsible for maintaining insurance, at its sole cost and expense, to protect itself from the following:
(i) claims under workers' compensation and/or state disability acts; (ii) claims for damages because of bodily injury, sickness or death of any of its employees or any other person that arise out of any negligent act or omission of Integrated Brands, its employees or agents, if any; (iii) claims for damages because of injury to or destruction of tangible personal property, including loss of use resulting therefrom, that arise from any negligent act or omission of Integrated Brands, its employees or agents, if any; and (iv) claims for damages because of bodily injury, sickness or death that arise out of the Products due to Integrated Brands acts or omissions and shall cause NICC to be named as an additional insured on such insurance. The amount of coverage for each of the above must be reasonable based on the volume of the Products delivered by Integrated Brands, but in no event will the coverage for general liability insurance be less than [****] per occurrence and [****] in aggregate general commercial liability coverage.

         18.      Warranty and Indemnification.

                  (a) NICC will indemnify Integrated Brands from any claim or damages, including reasonable attorneys' fees and costs, arising out of a non-compliant Product not manufactured by Integrated Brands or its Affiliates; provided, however, that Integrated Brands gives NICC immediate written notice of any loss or claim and cooperates fully with NICC in the handling of such claims.

                  (b) Integrated Brands, at its own expense, will at all times indemnify and hold harmless Nestle USA, Inc., NICC, Dreyer's and their Affiliates and their respective directors, officers, employees and agents, and its Customers and upon request will defend the same against all actions, proceedings, claims, demands, losses, suits, outlays, damages, judgments, penalties or expenses and liabilities of any kind or nature, including reasonable legal fees and other costs, (i) that may be assessed against NICC or its Customers or which NICC or its Customers may incur directly or indirectly in connection with or arising out of defects in the storage and delivery to Customers of the Products or (ii) to the extent arising from or related to (A) any acts or omissions of any Transition Employee (as defined in Exhibit C) during the Transition Period (as defined in Exhibit C) applicable to such employee, other than to the extent arising out of actions taken at the direction of NICC or its Affiliates, (B) any employment-related claims by governmental authorities arising out of actions or omissions of Integrated Brands (as the entity responsible for the direction and supervision of the Transition Employees during the applicable Transition Period) or its Affiliates with respect to Transition Employees during the Transition Period applicable to such employee,
(C) any injury, disability or illness incurred by any of the Transition Employees during the Transition Period applicable to such employee, other than any caused by NICC or any of its Affiliates, (D) any other claims against Dreyer's, NICC or Nestle USA, Inc. or any of their Affiliates by any Transition Employee arising out of the provision of the services provided hereunder, except to the extent related to the actions or omissions of NICC and its Affiliates or any claim that the employment arrangement contemplated by Exhibit C constituted a termination (constructive or otherwise) of any Transition Employee, and (E) any claims against Dreyer's, NICC, Nestle USA, Inc. or any of their Affiliates arising out of or relating to discrimination or alleged discrimination on the basis of age, race, sex or the like with respect to the decision by Integrated Brands as to which Transition Employees to hire (and any subsequent termination of any non-hired employees, except to the extent related to NICC's obligations under its compensation, benefits and severance programs). NICC, at its own expense, will at all times indemnify and hold harmless Integrated Brands and its Affiliates and their respective directors, officers, employees and agents, and its Customers and upon request will defend the same against all actions, proceedings, claims, demands, losses, suits, outlays, damages, judgments, penalties or expenses and liabilities of any kind or nature, including reasonable legal fees and other costs, to the extent arising from or related to
(i) any acts or omissions of any Transition Employee during the Transition Period applicable to such employee taken at the direction of NICC or its Affiliates, (ii) any employment related claims by governmental authorities arising out of actions or omissions of NICC or its Affiliates with respect to Transition Employees during the Transition Period applicable to such employee,
(iii) any injury, disability or illness incurred by any of the Transition Employees during the Transition Period applicable to such employee caused by NICC or any of its Affiliates, (iv) any other claims against Integrated Brands or any of its Affiliates by any Transition Employee to the extent related to the actions or omissions of NICC and its Affiliates or with respect to any claim that the employment arrangement contemplated by Exhibit C constituted a termination (constructive or otherwise) of any Transition Employee, and (v) any claims against Integrated Brands or any of its Affiliates arising out of or related to discrimination or alleged discrimination on the basis of age, race, sex or the like with respect to any actions taken by Dreyer's, NICC, Nestle USA, Inc. or any of their Affiliates with respect to the termination of any Transition Employees by any of the foregoing, which termination is not related to the decision by Integrated Brands as to which Transition Employees to hire).

                  (c) The indemnitee shall give the indemnitor prompt notice of any claim or suit coming within the scope of the indemnity under Section 18(b). Upon the written request of an indemnitee, the indemnitor will assume the defense of a claim, demand or action against such indemnitee and will upon the request of the indemnitee, allow the indemnitee to participate in the defense thereof, such participation to be at the expense of the indemnitee. Settlement by the indemnitee without the indemnitor's prior written consent shall release the indemnitor from the indemnity as to the claim, demand, or action so settled. Termination of this Agreement shall not affect the continuing obligations of each of the parties as indemnitors hereunder.

                  (d) THE EXPRESS WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                  (e) Nothing contained herein shall preclude a party hereto from seeking injunctive relief or specific performance.

         19. Management of Business. Except to the extent that the specific provisions of this Agreement expressly provide otherwise, NICC reserves to itself the unqualified right to manage its business in all respects, including without limitation, the right to maintain or alter the flavors, formula, ingredients, labeling, packaging and advertising, marketing and sales of the Products. In the event that Integrated Brands is restricted in the delivery of the Products by capacity limitations or due to any of the several acts described in Section 15(f) herein or otherwise, Integrated Brands shall not be compelled to honor Customer orders without due regard to availability, demand by other Customers, and inventory on hand, but shall deliver available Products, among all customers and Integrated Brands own products, in a fair and equitable manner and in accordance with
Section 9 hereof.

         20. Confidential Information. Except such disclosure as is required by law or court order or stock exchange, each party shall use its best efforts, which shall be the same efforts which that party used to protect its own confidential information, to keep strictly confidential and to prevent the unauthorized use of all information received from the other party which is that party's confidential information and which is clearly identified in writing by that party as confidential prior to its disclosure to the party receiving it; provided, however, that Integrated Brands may use and disclose to others that information which may be furnished by NICC to it specifically for use in connection with the marketing and distribution of the Products to the extent that such disclosure is approved in writing by NICC. Integrated Brands shall disclose NICC's confidential information only to those Persons who require such information for the purpose of performing the Collateral Agreements and shall use such information solely for the purpose of performing its obligations under the Collateral Agreements. Neither party shall be bound by any confidentiality restrictions with respect to any information to the extent that such information:

                  (a) came into the lawful possession of the receiving party through sources other than the other party and those sources were under no direct or indirect confidentiality obligation to that other party with respect to such information; or

                  (b) became publicly available through no act or failure to act on the part of the receiving party.

         21. Independent Contractor. Both parties agree that Integrated Brands is an independent contractor and, as such, neither Integrated Brands nor its personnel will be considered agents, joint venturers, partners, franchisees, franchisors, or employee(s) of NICC nor will they be entitled to any benefits or privileges provided by NICC to its employees. As a consequence, NICC is neither liable nor responsible for withholding or deducting any sums for federal or state income taxes, social security, health, workers compensation and disability insurance coverage, pension or retirement plan, or other employment benefits.

         22. Compliance with Applicable Law. Integrated Brands and NICC agree to comply with all applicable federal, state and local laws, rules and regulations in connection with the performance of this Agreement, including, but not limited to, equal employment opportunity laws, Food and Drug Administration and the Occupational Safety and Health Administration.

         23. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by postage prepaid, registered, certified or express mail or by reputable overnight courier service and shall be deemed given when delivered by hand, three (3) days after mailing (one (1) Business Day (as defined in the Asset Sale Agreement) in the case of guaranteed overnight express mail or guaranteed overnight courier service), as follows (or at such other address for a party as shall be specified by like notice):

                        (i)  If to NICC:

                             c/o Dreyer's Grand Ice Cream, Inc.
                             5929 College Avenue
                             Oakland, California 94618
                             Attn: General Counsel

                       (ii)  If to Nestle Holdings, Inc.:

                             Nestle Holdings, Inc.
                             c/o Nestle USA, Inc.
                             800 North Brand Boulevard
                             Glendale, California 91203
                             Attn: General Counsel

                             with a copy to:

                             Howrey, Simon, Arnold & White LLP
                             1299 Pennsylvania Avenue, N.W.
                             Washington, DC 20004
                             Attn: Roxann E. Henry, Esq.

                      (iii)  If to Integrated Brands:

                             Integrated Brands, Inc.
                             4175 Veterans Highway
                             Ronkonkoma, New York 11779
                             Attn: David J. Stein, Co-Chief Executive Officer

                             with a copy to:

                             Goodwin Procter LLP
                             599 Lexington Avenue
                             New York, New York 10022
                             Attn: Daniel Kaplan, Esq.

In the event that Integrated Brands gives notice regarding any breach or violation of this Agreement by NICC, Integrated Brands shall also concurrently provide a copy of such notice to Nestle Holdings, Inc.

         24. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice-of-law principles of such state. Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under, or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto.

         25. Actions and Proceedings. Integrated Brands and its Affiliates and NICC hereby irrevocably consent to the exclusive jurisdiction and venue of the courts of the State of New York and the United States District Court for the Southern District of New York in connection with any action or proceeding arising out of this Agreement or any related transaction. NICC irrevocably appoints Dreyer's General Counsel as its authorized agent upon whom process may be served in any such action or proceeding instituted in any such court and waives any objections to personal jurisdiction with respect thereto. Integrated Brands and its Affiliates hereby appoint Integrated Brands Co-Chief Executive Officer as their authorized agent upon whom process may be served in any such action or proceeding instituted in any such court and waive any objections to personal jurisdiction with respect thereto.

         26. Attorneys' Fees and Costs. The prevailing party in any legal action relating to this Agreement will be entitled to recover its attorneys' fees and litigation costs and expenses incurred in connection with such action or arbitration as part of the same proceeding.

         27. Severability. The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality, validity or enforceability of the remainder of this Agreement. If any part of this Agreement shall be found to be illegal, invalid or unenforceable, this Agreement shall be given such meaning as would make this Agreement legal, valid and enforceable in order to give effect to the intent of the parties.

         28. Entire Agreement; Amendments. This Agreement (including all exhibits attached hereto), the Asset Sale Agreement and the other Collateral Agreements constitutes the complete agreement between the parties with respect to its subject matter and supersedes all prior or contemporaneous agreements (even if written notice of termination was required to be given by a party), discussions, representation and proposals, written or oral, with respect to the subject matter discussed herein. No modification of this Agreement will be effective unless contained in writing and signed by an authorized representative of each party.

         29. Assignment. Neither party shall be permitted to assign this Agreement (including through operation of law or through a change of control) or delegate its obligation to any Person under this Agreement without the other party's prior written consent; provided, however, that NICC shall be permitted to assign this Agreement to any of its Affiliates.

         30. Waiver. The failure of a party to prosecute its rights with respect to a breach hereunder will not constitute a waiver of the right to enforce its rights with respect to the same or any other breach.

         31. Duplicate Originals; Faxed Signatures. This Agreement may be executed in any number of counterparts, each of which will be an original and all of which will constitute together one and the same document.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                          INTEGRATED BRANDS, INC.

                                          By: /s/ David J. Stein
                                              ----------------------------------
                                              David J. Stein
                                              Co-Chief Executive Officer

                                          NESTLE ICE CREAM COMPANY, LLC

                                          By: /s/ T. Gary Rogers
                                              ----------------------------------
                                              T. Gary Rogers
                                              Chief Executive Officer

       [Signature Page to Transition NICC Product Distribution Agreement]

                                    EXHIBIT A

                                    Counties

                                     [****]










































































* Certain information in this document, including Exhibit A (consisting of five pages), has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. The omitted portions are indicated by [****].

Exhibit A to Transition NICC Product Distribution Agreement

                                    EXHIBIT B

                    Transition Distribution Services Schedule

                                     [****]





































































* Certain information in this document, including Exhibit B (consisting of one page), has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. The omitted portions are indicated by [****].

Exhibit B to Transition NICC Product Distribution Agreement

                                    EXHIBIT C

                        Transition Distribution Services

                                     [****]











































































* Certain information in this document, including Exhibit C (consisting of two pages), has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. The omitted portions are indicated by [****].

Exhibit C to Transition NICC Product Distribution Agreement

                                      - 1 -